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                                                                   EXHIBIT 23(d)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Registration Statements of Battle Mountain Gold Company on Form S-3 Nos. 33-51921 and 333-06305 and Form S-8 Nos. 33-14605, 33-22146, 33-47570 and
33-53195 of our report dated June 27, 1996, on our audit of the financial statements of Lihir Gold Limited as of December 31, 1995 and for the year then ended, which report is included in this Annual Report on Form 10-K/A.

COOPERS & LYBRAND

Port Moresby, Papua New Guinea
July 16, 1996